EXHIBIT (16)

POWER OF ATTORNEY

Each of the undersigned Trustees of HighMark Funds (the “Trust”) hereby constitutes and appoints Helen A. Robichaud, Earle A. Malm, II and Pamela O’Donnell, each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the registration statements on Form N-14 of HighMark Funds in connection with the acquisition of the assets and liabilities of HighMark Large Cap Value Fund, a series of the Trust, in exchange for shares of HighMark Value Momentum Fund, a series of the Trust, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.  Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.  This Power of Attorney will remain in full force and effect with respect to an undersigned Trustee until specifically rescinded by such Trustee.  Each of the undersigned Trustees of the Trust specifically permits this Power of Attorney to be filed as an exhibit to the registration statements on Form N-14 or any amendment thereto with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 7th day of December 2011.

Signature	Title	Signature	Title

/s/ Thomas L. Braje	Trustee	/s/ David E. Benkert	Trustee
Thomas L. Braje		David E. Benkert

/s/ Evelyn Dilsaver	Trustee	/s/ David A. Goldfarb	Trustee
Evelyn Dilsaver		David A. Goldfarb

/s/ Michael L. Noel	Trustee	/s/ Mindy M. Posoff	Trustee
Michael L. Noel		Mindy M. Posoff

/s/ Earle A. Malm, II	Trustee
Earle A. Malm, II